Exhibit 10.24.1

Jack W. Schuler
28161 North Keith Drive
Lake Forest, Illinois 60045

February 4, 2014

Re: Confidential Disclosure Agreement dated February 6, 2013

Dear Jack:

We would like to extend the term of the above-referenced Confidential Disclosure Agreement between you and Metabolix, Inc. for an additional term of one (1) year ending on February 6, 2015. If you agree to this extension, please so indicate by signing below and return a copy of this letter to my attention.

METABOLIX, INC.

By:	/s/ Sarah P. Cecil
Name:	Sarah P. Cecil
Title:	General Counsel

Accepted and agreed:

/s/ Jack W. Schuler
Jack W. Schuler

Date:	2/5/14